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                              11,000,000 SHARES

                          LEXFORD RESIDENTIAL TRUST

       COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE

                            UNDERWRITING AGREEMENT

__________, 1998


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                                                             _____________, 1998

Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York  10036

Morgan Stanley & Co. International Limited
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.
c/o Morgan Stanley & Co. International Limited
   25 Cabot Square
   Canary Wharf
   London E14 4QA
   England

Dear Sirs and Mesdames:

                  Lexford Residential Trust, a Maryland real estate investment trust (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 11,000,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the "FIRM SHARES").

                  It is understood that, subject to the conditions hereinafter stated, 8,800,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 2,200,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Smith Barney Inc., J.C.


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Bradford & Co., and Wheat First Securities, Inc. shall act as representatives
(the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, PaineWebber International (U.K.) Ltd., Smith Barney Inc., J.C. Bradford & Co., and Wheat First Securities, Inc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

                  The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,650,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such common shares granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The common shares of beneficial interest, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON SHARES".

                  Prior to the execution of this Agreement and the purchase and public offering of the Shares by the several Underwriters, (i) the Company and Lexford, Inc., an Ohio corporation (the "PREDECESSOR COMPANY"), have entered into an Agreement and Articles of Merger dated January 29, 1998, (the "MERGER AGREEMENT") pursuant to which the Predecessor Company was merged into the Company (the "MERGER") and thereupon the Company has succeeded to the business conducted by the Predecessor Company and now possesses any and all purposes and powers of the Predecessor Company, and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Predecessor Company were transferred to, vested in and devolved upon the Company, without further act or deed, subject to all debts and obligations of the Predecessor Company, except for such limitations as are necessary to maintain the Company's status as a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "MARYLAND REIT STATUTE") and the Internal Revenue Code of 1986, as amended (the "CODE"), and the (ii) the Company and the Predecessor Company have caused a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of Ohio as provided in Section 1701.81 of Chapter 1701 of the Ohio Revised Code, the Ohio General Corporation Law (the "OGCL"), and an Articles of Merger to be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland as provided in Section 8-501.1 of the Maryland REIT Statute. The term "Company", unless the context otherwise requires, includes the Predecessor Company.

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-49269) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the


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offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. As used herein, the terms "Registration Statement", "Prospectus", "Rule 462 Registration Statement" and "preliminary prospectus" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  At or prior to the Closing Date (as hereinafter defined), the Company will complete a series of transactions (the "CONSOLIDATION TRANSACTIONS") described in the Prospectus under the heading "Company History -- Consolidation Plan". As part of these transactions, the Company will acquire direct or indirect interests in 326 partnerships that own apartment communities.

                   1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a


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         material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (d) The Company has been duly organized, is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, has the power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Merger Agreement and the contracts, documents and other agreements executed in connection with the Consolidation Transactions (the "CONSOLIDATION DOCUMENTS") to which it is a party. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (e) Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, has the partnership, corporate or other power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Consolidation Documents to which it is a party. Each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other


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         ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, except for liabilities of a general partner existing under applicable law, and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and claims, except for encumbrances which may be created pursuant to the Company's existing $40.0 million revolving credit facility with The Provident Bank. The subsidiaries listed on Schedule III (the "SUBSIDIARIES") are all the active and direct subsidiaries of the Company (other than any limited liability company or limited partnership that owns apartment communities).

                  (f) This Agreement and the Merger Agreement have been duly authorized, executed and delivered by the Company.

                  (g) On the Closing Date, each of the Consolidation Documents to which the Company or any of its subsidiaries is a party pursuant to the Consolidation Transactions will have been duly and validly authorized, executed and delivered by such parties, and will be a valid and binding agreement of such parties, enforceable in accordance with its terms; provided, however, that the enforceability of each of the foregoing documents may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

                  (h) The authorized shares of the Company conform as to legal matters to the description thereof contained in the Prospectus.

                  (i) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and have been offered and sold on or prior to Closing Date in compliance with all applicable laws (including, without limitation, federal and state securities laws) and are not subject to preemptive or other similar rights arising by operation of Maryland law or under the declaration of trust or by-laws of the Company or any agreement or other instrument. The authorized, issued and outstanding Common Shares of the Company are as set forth or incorporated by reference in the Prospectus.

                  (j) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (k) The Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

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                  (l) Neither the execution, delivery and performance of the
         Merger Agreement, each of the Consolidation Documents and this Agreement by the Company, nor the consummation of the transactions contemplated hereby or thereby nor the sale of the Shares will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, limited liability company agreement or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Company or any of its subsidiaries, as the case may be, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of the properties, assets or businesses to be owned by them after the Consolidation Transactions. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or any of its subsidiaries of its obligations under the Merger Agreement, this Agreement and the Consolidation Documents and the consummation of the transactions contemplated hereby and thereby, except as have been obtained or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (o) Upon completion of the Consolidation Transactions and the sale of the Shares, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code, and its assets, income and proposed method of operation will enable it to meet


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         the requirements for taxation as a real estate investment trust under the Code for its taxable periods beginning with its first taxable year which includes the Closing Date and for subsequent taxable periods.

                  (p) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated herein.

                  (q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (r) Except with respect to the registration rights of Stanley
         R. Fimberg and Patrick M. Holder obtained in connection with the acquisition of Lexford Properties, Inc. or as otherwise disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (s) Except as otherwise disclosed in the Prospectus: (i) all apartment communities described in the Prospectus as owned by the Company or any of its subsidiaries (the "WHOLLY OWNED PROPERTIES") are owned with good and marketable title by the Company or the subsidiaries; (ii) all apartment communities described in the Prospectus as owned by entities (the "SYNDICATED PARTNERSHIPS") in which the Company or one of its subsidiaries have minority equity interests (the "SYNDICATED PROPERTIES" and, together with the Wholly Owned Properties, the "PROPERTIES"), are owned with good and marketable title by the Syndicated Partnerships; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (iv) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and the proposed to be made of such property and buildings by the Company and its subsidiaries; (v) no person has an option or right of first refusal to purchase all or part of any Wholly Owned Property or any interest therein; (vi) each of the Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties); and (vii) the Company has no knowledge of any pending or threatened condemnation proceedings, zoning change, or


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         other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the properties except, in the case of clauses (vi) and (vii) above, as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) Each of the partnership agreements to which any of the Company and its subsidiaries is a party, and which relates to the Properties, has been duly authorized, executed and delivered by the Company or the subsidiary and constitutes the valid agreement thereof, enforceable in accordance with its terms against the Company or the subsidiary, provided, however, that the enforceability of each of the foregoing documents may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors's rights generally and by general principles of equity; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the declaration of trust of the Company or the certificate of incorporation, partnership agreement or similar agreement or by-laws of such party or any material contract, lease or other instrument to which such party is a party or by which it or any of its properties may be bound or any law, administrative regulation or administrative or court decree, except for such breaches and defaults that do not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (v) Neither the Company nor any of its subsidiaries have knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "HAZARDOUS MATERIALS") on any of the Properties as of the date hereof or any properties owned by the Company or any entity controlled by the Company prior to the date hereof with respect to the period prior to the sale of such property by the Company or entity controlled by the Company, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on such properties as a result of any construction on


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                                        9

         or operation and use of such properties; which presence or occurrence would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (w) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (x) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those which it has a valid right to use or other than those the failure to possess or own would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (y) Ernst & Young LLP, who have certified certain financial statements in the Registration Statement, whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus.

                  (z) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and the geographic area thereof; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                  (aa) Except as described in the Prospectus, the Company and its subsidiaries possess all licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, modification or non-renewal of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of


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                                       10

         an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (dd) Each of the Company and its subsidiaries has filed all federal, state and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole).

                  (ee) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the


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         adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (ff) Upon the Merger, the Predecessor Company was merged into the Company, and, thereupon the Company has succeeded to the business conducted by the Predecessor Company and now possesses any and all purposes and powers of the Predecessor Company, and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Predecessor Company were transferred to, vested in and devolved upon the Company, without further act or deed, subject to all debts and obligations of the Predecessor Company, except for such limitations as are necessary to maintain the Company's status as a real estate investment trust under the Maryland REIT Statute and the Code. Each share of the Predecessor Company's common stock was converted into two Common Shares, without the necessity of any action on the part of the holder thereof.

                  (gg) The Merger was approved by holders of at least a majority of shares of common stock of the Predecessor Company.

                  (hh) The Certificate of Merger was properly authorized, executed and filed with the Secretary of State of Ohio as provided by
         Section 1701.81 of the OGCL and the Articles of Merger were properly authorized, executed and filed with the State Department of Assessments and Taxation of Maryland as provided in Section 8-501.1 of the Maryland REIT Statute.

                  (ii) Any certificate signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its name at U.S.$_____ a share ("PURCHASE PRICE").

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,650,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be


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purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance of partner interests in Lexford Properties, L.P., as long as such partner interests are not exchangeable for or convertible into Common Shares during the period ending 180 days after the date of the Prospectus, or (D) recurring issuances of Common Shares under existing employment agreements or arrangements, provided, however, that prior to the receipt of any such Common Shares, the recipient thereof shall have executed a "lock-up" agreement in the form of Exhibit A hereto.

                  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

                  4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

                  Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any

                  "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Bradley A. Van Auken, General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) the Company is duly qualified to transact
                  business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each of the Consolidation Documents to which the
                  Company or any of its subsidiaries is a party pursuant to the Consolidation Transactions has been duly and validly authorized, executed and delivered by such parties, and is a valid and enforceable agreement of such parties, enforceable in accordance with its terms; provided however that the enforceability of the foregoing documents may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity;

                           (iii) neither the execution, delivery and performance
                  of each of the Consolidation Documents by the Company nor the consummation of the transactions contemplated thereby (A) will contravene any provision of the Maryland REIT statute, (B) will result in any violation of the provisions of the declaration of trust or by-laws of the Company or (C) will, to the best of such counsel's knowledge, result in any violation of any statute or any order, rule or regulation issued under or pursuant to the Maryland REIT statute and applicable to the Company or any of its subsidiaries or any of the properties, assets or businesses to be owned by them after the Consolidation Transactions;

                           (iv) neither the Company nor any Subsidiary is
                  required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those which it has a valid right to use or other than those the failure to possess or own would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                           (v) after due inquiry, such counsel does not know of
                  any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

                           (vi) such counsel (A) is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus when issued contained or as of the date such opinion is issued contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Benesch, Friedlander, Coplan & Aronoff, outside counsel for the Company, dated the Closing Date to the effect that:

                           (i) the Registration Statement has become effective
                  under the Securities Act based upon oral communications with the Commission on ______, 1998; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to such counsel's knowledge, no proceedings for such purpose are pending before or threatened by the Commission;

                           (ii) each Subsidiary has been duly incorporated or
                  organized, is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, has the partnership, corporate or other power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Consolidation Documents to which it is a party. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) all of the issued shares of capital stock or
                  other ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, except for liabilities in connection with general partnership interests pursuant to applicable law and, except as set forth in the Prospectus, are, to such counsel's knowledge, owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and claims, except for encumbrances which may be created pursuant to the Company's existing $40.0 million revolving credit facility with The Provident Bank;

                           (iv) neither the execution, delivery and performance
                  of the Merger Agreement, each of the Consolidation Documents and this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby nor the sale of the Shares by the Company (A) will conflict with or result in a breach or violation of, or constitute a default under, any material indenture, mortgage (in the case of mortgages to be prepaid with the proceeds of the offering and sale of the Shares as described under "Use of Proceeds" in the Prospectus, assuming such prepayment), deed of trust, loan agreement, limited liability company agreement or any other material agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject;
                  (B) will result in any violation of the provisions of the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of any Subsidiary and (C) will, to such counsel's knowledge, result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of the properties, assets or businesses to be owned by them after the Consolidation Transactions. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Merger Agreement, this Agreement and the Consolidation Documents, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters;

                           (v) the statements (A) in the Prospectus under the
                  captions "Operating Partnership Agreement" and "ERISA Considerations" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                           (vi) after due inquiry, such counsel does not know of
                  any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not so described;

                           (vii) the Company is not and, after giving effect to
                  the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (viii) each of the written partnership agreements to
                  which any of the Company and the Subsidiaries is a party, and which relates to the Properties, has been duly authorized, executed and delivered by the Company or such Subsidiary and constitutes the valid agreement thereof, enforceable in accordance with its terms against the Company or such Subsidiary, provided, however, that the enforceability of each of the foregoing documents may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors's rights generally and by general principles of equity; and the performance of any of such agreements does not constitute a breach of, or default under, the declaration of trust of the Company or the certificate of incorporation, partnership agreement or similar agreement of any of the Subsidiaries or the by-laws of the Company or any of the Subsidiaries or any material contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of its properties may be bound or any law, administrative regulation or, to such counsel's knowledge, administrative or court decree, except for such breaches and defaults that do not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Such counsel is not aware of any verbal partnership agreement relating to any of the Properties;

                           (ix) the Certificate of Merger was properly
                  authorized, executed and filed with the Secretary of State of Ohio as provided by Section 1701.81 of the OGCL;

                           (x) the Common Shares issued in connection with the
                  Merger were offered and sold in compliance with all applicable laws, including, without limitation, federal and state securities laws;

                           (xi) such counsel (A) is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the

                  Prospectus when issued contained or as of the date such opinion is issued contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                           (xii) the opinions expressed in subparagraphs (iv)
                  and (vii) above as to compliance with any law, statute, rule or regulation applicable to the Company or any Subsidiary and the obtaining or performing of authorizations, consents, approvals or filings required thereby are based upon a review of, and are limited to, those laws, statutes, rules or regulations that are applicable to the transactions contemplated herein, in the Merger Agreement and in the Prospectus.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Shaw Pittman Potts & Trowbridge, special Maryland counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly organized, is validly
                  existing as a real estate investment trust in good standing under the laws of the State of Maryland, has the power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Merger Agreement;

                           (ii) this Agreement and the Merger Agreement have
                  been duly authorized, executed and delivered by the Company;

                           (iii) the description of authorized shares of the
                  Company in the Prospectus conforms as to legal matters to the declaration of trust and bylaws of the Company;

                           (iv) the Common Shares outstanding prior to the
                  issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive or other similar rights arising by operation of Maryland law or under the declaration of trust or by-laws of the Company or any agreement or other instrument known to such counsel. The authorized, issued and outstanding Common Shares are as set forth or incorporated by reference in the Prospectus;

                           (v) the Shares have been duly authorized and, when
                  issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (vi) neither the execution, delivery and performance
                  of the Merger Agreement and this Agreement by the Company nor the consummation of the transactions contemplated hereby and thereby nor the sale of the Shares (A) will contravene any provision of the Maryland REIT Statute, (B) will result in any violation of the provisions of the declaration of trust or by-laws of the Company or (C) will, to the best of such counsel's knowledge, result in any violation of any order, rule or regulation issued under or pursuant to the Maryland REIT Statute and applicable to the Company;

                        (vii) no consent, approval, authorization, order of or
                  qualification with any court or governmental agency or authority or other entity is required to be obtained by the Company or any of its subsidiaries under the Maryland REIT Statute in connection with the offering, issuance or sale of the Shares under this Agreement except for such as have been obtained;

                        (viii) upon the Merger, the Predecessor Company was
                  merged into the Company, and, thereupon, the Company possesses any and all purposes and powers of the Company as it existed prior to the Merger and all assets the Predecessor Company were transferred to, vested in, and devolved upon the Company, without further act or deed, subject to all of the debts and obligations of the Predecessor Company. Each share of the Predecessor Company's common stock was converted into two Common Shares, without the necessity of any action on the part of the holder thereof;

                           (ix) the form of certificate used to evidence the
                  Shares is in due and proper form and complies with all applicable statutory requirements under the laws of the State of Maryland;

                           (x) the statements (A) in the Prospectus under the
                  captions "Risk Factors -- Risks Related to the Declaration of Trust and Bylaws of the Company and Maryland Law" and "-- Risk Related to REIT Conversion and REIT Status", "Policies and Objectives with Respect to Certain Activities" and "Description of Common Shares", and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute matters of Maryland law, summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

                           (xi) The Articles of Merger were properly authorized,
                  executed and filed with the State Department of Assessments and Taxation of Maryland as provided in Section 8-501.1 of the Maryland REIT Statute.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher, special tax counsel for the Company, dated the Closing Date, to the effect that:

                           (i) upon completion of the Consolidation Transactions
                  and the sale of the Shares, the Company will be organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and its assets, income and proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code for its taxable periods beginning with its 1998 taxable year and for subsequent taxable periods; and

                           (ii) the statements in the Prospectus under the
                  captions "Description of Common Shares", "Risk Factors -- Risks Related to REIT Conversion and REIT Status" and "-- Tax Risks of REIT Status", "Distribution Policy" and "Federal Income Tax Considerations", in each case insofar as such statements constitute summaries of the federal tax matters referred to therein, fairly present the information called for with respect to such federal tax matters and accurately summarize the matters referred to therein.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectus and such other related matters as the Underwriters may reasonably request.

                  With respect to Sections 5(c)(vi) and 5(d)(xi) above, Bradley
         A. Van Auken and Benesch, Friedlander, Coplan & Aronoff, respectively, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.


                  The opinions of Benesch, Friedlander, Coplan & Aronoff, Shaw Pittman Potts & Trowbridge and Willkie, Farr & Gallagher described in Sections 5(d), 5(e) and 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The "lock-up" agreements, each substantially in the form of Exhibit D hereto, between you and the officers and trustees of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (j) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  (k) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, twelve signed copies of the Registration Statement (including documents incorporated by reference therein and exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without documents incorporated by reference therein and exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve month period ending June 30, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  (g) To use the net proceeds received by the Company from the sale of the Shares hereunder in the manner set forth in the Prospectus.

                  (h) To ensure, as promptly as possible, that the company will be duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

                  7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or trustees or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                  8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the

Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                     Very truly yours,

                                                     LEXFORD RESIDENTIAL TRUST

                                                     By:_______________________
                                                        Name:
                                                        Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
PaineWebber Incorporated
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.

Acting severally on behalf of themselves and the several U.S.Underwriters named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated

By:  ___________________________
     Name:
     Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By:  Morgan Stanley & Co. International Limited

By: ______________________________
    Name:
    Title:

                                                                      SCHEDULE I

                                U.S. UNDERWRITERS

                                                                   NUMBER OF
                                                                  FIRM SHARES
          UNDERWRITER                                           TO BE PURCHASED
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.
[NAMES OF OTHER U.S. UNDERWRITERS]
                                                                 --------------
         Total U.S. Firm Shares.................................
                                                                 ==============

                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS

                                                                   NUMBER OF
                                                                  FIRM SHARES
          UNDERWRITER                                           TO BE PURCHASED

Morgan Stanley & Co. International Limited
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.
[NAMES OF OTHER INTERNATIONAL UNDERWRITERS]
                                                                  -------------
         Total International Firm Shares..........................
                                                                  =============

                                                                    SCHEDULE III

                                  SUBSIDIARIES

         Lexford Properties, Inc.

         Lexford Properties, L.P.

         Lexford Partners, L.L.C.

         Cardinal Industries Development Corporation

         Cardinal Ancillary Insurance Agency, Inc. (Ohio)

         Cardinal Ancillary Insurance Agency, Inc. (Delaware)

                                                                       EXHIBIT A

                             FORM OF LOCK-UP LETTER

                                                             ____________, 1998

Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Morgan Stanley & Co. International Limited
PaineWebber International (U.K.) Ltd.
Smith Barney Inc.
J.C. Bradford & Co.
Wheat First Securities, Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

                  The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Lexford Residential Trust, a Maryland real estate investment trust (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of 11,000,000 shares (the "SHARES") of the common shares of beneficial interest of the Company (the "COMMON SHARES").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, [and it will not permit FSC Realty, LLC to] during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public
Offering or (c) the pledge of Common Shares in order to finance the purchase of Common Shares [or, in the case of FSC Realty, LLC, to obtain commercial credit loans.] In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, [and will not permit FSC Realty, LLC to] during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                           Very truly yours,


                                           -------------------------
                                           (Name)


                                           -------------------------
                                           (Address)